Exhibit 99.1

The ONE Group Reports Third Quarter 2023 Financial Results

Denver, CO – (BUSINESS WIRE) – November 7, 2023 - The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the third quarter ended September 30, 2023.

Highlights for the third quarter compared to the same quarter in 2022 are as follows:

●	Total GAAP revenues increased 5.3% to $76.9 million from $73.0 million;
●	Consolidated comparable sales* decreased 3.0% and increased 41.7% compared to 2019;
●	GAAP net loss attributable to The ONE Group was $3.1 million, or $0.10 per share ($0.08 adjusted net loss per share)****, compared to GAAP net income of $0.5 million, or $0.01 per share ($0.07 adjusted net income per share)****
●	Restaurant Operating Profit*** was $9.1 million in both quarters; and
●	Adjusted EBITDA** was $6.2 million compared to $7.1 million.

“Over the last 120 days, we have made significant progress on our long-term growth strategy and opened Kona Grill Riverton, STK Charlotte and Kona Grill Phoenix, all of which are off to strong starts. In addition, we anticipate opening five additional STK locations within the next six months, positioning us to capture great returns on already deployed capital for these locations. We are laser-focused on cost initiatives to improve restaurant-level margins and leverage our G&A while also delivering exceptional and unforgettable guest experiences to drive top-line momentum as we navigate this challenging environment. Our comparable sales and traffic results are significantly outperforming the industry when compared to the 2019 pre-pandemic base levels and our industry leading average unit volumes across both STK and Kona Grill provide us with great confidence in our long-term investment model,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group.

Hilario continued, “We finished the quarter with over $22.0 million in cash, and we are entering our peak sales quarter for the year. We have deployed much of the capital for our upcoming pipeline and completed our $15.0 million share repurchase program, which we anticipate being accretive to our shareholders as we continue to execute on our strategies. We expect to self-fund and execute our growth plan for 2024 and beyond, and over the long term, we see a total addressable market of 400 total venues including 200 STKs globally and 200 Kona Grills domestically with best-in-class ROIs between 40% and 50%.”

*Comparable sales represent total U.S. food and beverage sales at owned and managed units opened for at least a full 18-months. This measure includes total revenue from our owned and managed locations. The Company monitors sales growth at its established restaurant base in addition to growth that results from restaurant acquisitions.

**We define Adjusted EBITDA as net (loss) income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses including incremental costs related to COVID-19, stock-based compensation and certain transactional costs. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net (Loss) Income to Adjusted EBITDA in this release.

***We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. Restaurant Operating Profit has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Operating (loss) income to Restaurant Operating Profit in this release.

****We define Adjusted Net (Loss) Income as net (loss) income before COVID-19 costs, lease termination expenses, one-time stock-based compensation, non-recurring costs, non-cash rent during the pre-opening period and the income tax effect of any adjustments. Adjusted Net (Loss) Income has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net (Loss) Income to Adjusted Net (Loss) Income in this release.

Third Quarter 2023 Financial Results

Total GAAP revenues increased $3.9 million, or 5.3%, to $76.9 million in the third quarter of 2023 from $73.0 million in the third quarter of 2022.

Total owned restaurant net revenues increased $4.2 million, or 6.0%, to $73.7 million in the third quarter of 2023 from $69.5 million in the third quarter of 2022. The increase was primarily attributable to the four owned venues opened since August 2022.

Consolidated comparable sales* decreased 3.0% compared to the third quarter of 2022. STK same store sales decreased 5.5% while Kona Grill same store sales increased 1.1%. Compared to 2019, our pre-pandemic base year, same store sales for the third quarter of 2023 increased 41.7% compared to the third quarter of 2019; STK same store sales increased 61.0%, which consisted of a 40.0% increase in traffic and a 21.0% increase in average check, while Kona Grill same store sales increased 23.7%.

Management, license and incentive fee revenues decreased $0.3 million, or 8.6%, to $3.2 million in the third quarter of 2023 from $3.5 million in the third quarter of 2022. The decrease was primarily driven by decreased revenues at a managed property in London, England attributable to the non-renewal of certain F&B hospitality services by the hotel.

Restaurant Operating Profit*** held at $9.1 million in both quarters but represented 12.3% of Company-owned restaurant net revenues in the third quarter of 2023 compared to 13.1% of Company-owned restaurant net revenues in the third quarter of 2022. The decrease in profit margin was primarily due to higher labor costs driven by wage inflation and investments in anticipation of growth, increased marketing expenses and general operating cost inflation.

General and administrative costs increased $0.8 million, or 12.9%, to $7.3 million in the third quarter of 2023 from $6.4 million in the third quarter of 2022. The increase was attributable to increased stock-based compensation expense and additional investments required ahead of new restaurant openings. As a percentage of revenues, general and administrative costs were 9.5% compared to 8.8%.

Pre-opening expenses were $3.1 million in the third quarter of 2023 compared to $2.7 million in the third quarter of 2022. The increase was related to payroll, training, and non-cash pre-open rent for Kona Grill Riverton which opened in July 2023, for STK Charlotte and Kona Grill Phoenix, which both opened in October 2023, and for STK and Kona Grill restaurants currently under development.

GAAP net loss attributable to The ONE Group Hospitality, Inc. in the third quarter of 2023 was $3.1 million, or $0.10 per share, compared to GAAP net income of $0.5 million, or $0.01 per share, in the third quarter of 2022.

Adjusted Net Loss**** attributable to The ONE Group Hospitality, Inc. in the third quarter of 2023 was $2.4 million, or $0.08 per share, compared to Adjusted Net Income of $2.4 million, or $0.07 per share, in the third quarter of 2022.

Adjusted EBITDA** decreased $0.9 million, or 13.3%, to $6.2 million in the third quarter of 2023 from $7.1 million in the third quarter of 2022.

Restaurant Development

The Company intends to add eight new venues in 2023, of which six venues have opened thus far:

●	Owned Kona Grill restaurant in Columbus, Ohio
●	Owned Kona Grill restaurant in Riverton, Utah
●	Owned STK restaurant in Charlotte, North Carolina
●	Owned Kona restaurant in (Desert Ridge) Phoenix, Arizona
●	Two Bao Yum venues through a licensing agreement with Reef Kitchens

There are currently three Company-owned STK restaurants under construction in the following cities:

●	Owned STK restaurant in Boston, Massachusetts
●	Owned STK restaurant in Salt Lake City, Utah
●	Owned STK restaurant in Washington, D.C.

Completion of Share Repurchase Program

On September 7, 2022, the Company commenced a share repurchase program for up to $10 million of its outstanding common stock, and subsequently increased authorized repurchases by $5 million. During the quarter ended September 30, 2023, the Company purchased 0.5 million shares for aggregate consideration of $3.5 million. As of September 30, 2023, the Company had repurchased 2.2 million shares for $14.8 million under the program. The Company completed its repurchase program in October 2023.

2023 Targets

The Company is updating the following targets for 2023:

Financial Results and Other Select Data	2023 Guidance
Total GAAP revenues	$335M to $345M
Managed, license and incentive fee revenues	$14.5M to $15.0M
Total owned operating expenses as a percentage of owned restaurant net revenue	84.0% to 83.0%
Total G&A excluding stock-based compensation	$26M to $27M
Consolidated Adjusted EBITDA	$40M to $45M
Restaurant pre-opening expenses	$8M
Operating income	$11.5M to $16.5M
Effective income tax rate	5% to 10%
Total capital expenditures, net of allowances received by landlords	2.5% of Company-owned revenue and approximately $4.0M per new Company-owned venue
Number of new system-wide venues	Eight

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Tyler Loy, Chief Financial Officer, will host a conference call and webcast today at 4:30 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 412-542-4186. A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 10183162. The replay will be available until Tuesday, November 21, 2023.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events”.

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is an international restaurant company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with 25 restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere.
●	Kona Grill, a polished casual, bar-centric grill concept with 27 restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business, develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating 12 venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target,” “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (4) changes in applicable laws or regulations; (5) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross (646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Seth Grugle (646) 277-1272

seth.grugle@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited, in thousands, except income per share and related share information)

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Revenues:
Owned restaurant net revenue	$73,700	$69,538	$232,202	$216,984
Management, license and incentive fee revenue	3,184	3,482	10,631	11,342
Total revenues	76,884	73,020	242,833	228,326
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	18,230	17,281	56,300	55,231
Owned restaurant operating expenses	46,372	43,136	141,983	126,818
Total owned operating expenses	64,602	60,417	198,283	182,049
General and administrative (including stock-based compensation of $1,244, $1,001, $3,798, $2,791 for the three and nine months ended September 30, 2023 and 2022, respectively)	7,280	6,447	22,803	20,587
Depreciation and amortization	3,732	2,930	10,894	8,571
Pre-opening expenses	3,097	2,684	6,005	3,833
COVID-19 related expenses	—	—	—	2,534
Lease termination expenses	—	—	—	255
Other expenses	128	51	480	51
Total costs and expenses	78,839	72,529	238,465	217,880
Operating (loss) income	(1,955)	491	4,368	10,446
Other expenses, net:
Interest expense, net of interest income	1,673	435	5,102	1,387
Total other expenses, net	1,673	435	5,102	1,387
(Loss) Income before provision for income taxes	(3,628)	56	(734)	9,059
(Benefit) provision for income taxes	(375)	(321)	(227)	721
Net (loss) income	(3,253)	377	(507)	8,338
Less: net loss attributable to noncontrolling interest	(155)	(105)	(583)	(117)
Net (loss) income attributable to The ONE Group Hospitality, Inc.	$(3,098)	$482	$76	$8,455
Currency translation loss	(112)	(87)	(130)	(348)
Comprehensive (loss) income attributable to The ONE Group Hospitality, Inc.	$(3,210)	$395	$(54)	$8,107

Net (loss) income attributable to The ONE Group Hospitality, Inc. per share:
Basic net (loss) income per share	$(0.10)	$0.01	$—	$0.26
Diluted net (loss) income per share	$(0.10)	$0.01	$—	$0.25

Shares used in computing basic (loss) income per share	31,515,011	32,663,549	31,657,761	32,496,780
Shares used in computing diluted (loss) income per share	31,515,011	33,921,498	32,537,572	34,062,661

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Revenues:
Owned restaurant net revenue	95.9%	95.2%	95.6%	95.0%
Management, license and incentive fee revenue	4.1%	4.8%	4.4%	5.0%
Total revenues	100.0%	100.0%	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales (1)	24.7%	24.9%	24.2%	25.5%
Owned restaurant operating expenses (1)	62.9%	62.0%	61.1%	58.4%
Total owned operating expenses (1)	87.7%	86.9%	85.4%	83.9%
General and administrative (including stock-based compensation of 1.6%, 1.6%, 1.4% and 1.2% for the three and nine months ended September 30, 2023 and 2022, respectively)	9.5%	8.8%	9.4%	9.0%
Depreciation and amortization	4.9%	4.0%	4.5%	3.8%
Pre-opening expenses	4.0%	3.7%	2.5%	1.7%
COVID-19 related expenses	—%	—%	—%	1.1%
Lease termination expenses	—%	—%	—%	0.1%
Other expenses	0.2%	0.1%	0.2%	—%
Total costs and expenses	102.5%	99.3%	98.2%	95.4%
Operating (loss) income	(2.5)%	0.7%	1.8%	4.6%
Other expenses, net:
Interest expense, net of interest income	2.2%	0.6%	2.1%	0.6%
Total other expenses, net	2.2%	0.6%	2.1%	0.6%
(Loss) Income before provision for income taxes	(4.7)%	0.1%	(0.3)%	4.0%
(Benefit) provision for income taxes	(0.5)%	(0.4)%	(0.1)%	0.3%
Net (loss) income	(4.2)%	0.5%	(0.2)%	3.7%
Less: net loss attributable to noncontrolling interest	(0.2)%	(0.1)%	(0.2)%	(0.1)%
Net (loss) income attributable to The ONE Group Hospitality, Inc.	(4.0)%	0.7%	—%	3.7%

(1)	These expenses are shown as a percentage of owned restaurant net revenue.

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	September 30,	December 31,
	2023	2022
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$22,137	$55,121
Accounts receivable	11,478	15,220
Inventory	5,923	5,728
Other current assets	2,093	2,091
Due from related parties	376	376
Total current assets	42,007	78,536

Property and equipment, net	125,408	94,087
Operating lease right-of-use assets	93,366	85,161
Deferred tax assets, net	13,320	12,323
Intangibles, net	15,310	15,290
Other assets	4,752	4,774
Security deposits	853	853
Total assets	$295,016	$291,024

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,751	$13,055
Accrued expenses	24,197	22,409
Deferred gift card revenue and other	1,254	2,115
Current portion of operating lease liabilities	6,629	6,336
Current portion of long-term debt	1,375	1,500
Other current liabilities	259	256
Total current liabilities	45,465	45,671

Operating lease liabilities, net of current portion	115,999	105,247
Long-term debt, net of current portion	70,881	70,544
Other long-term liabilities	907	972
Total liabilities	233,252	222,434
Commitments and contingencies (Note 15)
Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 33,514,057 issued and 31,273,343 outstanding at September 30, 2023 and 32,829,995 issued and 31,735,423 outstanding at December 31, 2022	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	—	—
Treasury stock, 2,240,714 and 1,094,572 shares at cost at September 30, 2023 and December 31, 2022, respectively	(14,858)	(7,169)
Additional paid-in capital	57,083	55,583
Retained earnings	24,242	24,166
Accumulated other comprehensive loss	(2,999)	(2,869)
Total stockholders’ equity	63,471	69,714
Noncontrolling interests	(1,707)	(1,124)
Total equity	61,764	68,590
Total liabilities and equity	$295,016	$291,024

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, Adjusted EBITDA, Restaurant Operating Profit and Adjusted Net (Loss) Income.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$73,700	$69,538	$232,202	$216,984
Management, license and incentive fee revenue	3,184	3,482	10,631	11,342
GAAP revenues	$76,884	$73,020	$242,833	$228,326

Food and beverage sales from managed units (1)	28,513	30,450	89,219	90,919

Total food and beverage sales at owned and managed units	$102,213	$99,988	$321,421	$307,903

(1)	Components of total food and beverage sales at owned and managed units.

The following table presents the elements of the quarterly Comparable Sales measure for 2022 and 2023:

	2022 vs. 2021					2023 vs. 2022
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
US STK Owned Restaurants	57.1%	17.8%	4.0%	0.2%	15.7%	1.0%	(10.1)%	(7.8)%
US STK Managed Restaurants	103.6%	26.6%	2.1%	(0.8)%	21.9%	15.4%	2.5%	0.7%
US STK Total Restaurants	66.7%	19.8%	3.5%	0.0%	17.1%	5.3%	(6.8)%	(5.5)%
Kona Grill Total Restaurants	21.9%	3.7%	(3.6)%	(7.6)%	2.5%	(4.3)%	(1.5)%	1.1%
Combined Comparable Sales	45.1%	12.8%	0.5%	(3.1)%	10.8%	1.6%	(4.7)%	(3.0)%

Adjusted EBITDA. We define Adjusted EBITDA as net (loss) income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses, stock-based compensation, COVID-19 related expense and certain transactional costs. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

The following table presents a reconciliation of net (loss) income to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Net (loss) income attributable to The ONE Group Hospitality, Inc.	$(3,098)	$482	$76	$8,455
Net (loss) attributable to noncontrolling interest	(155)	(105)	(583)	(117)
Net (loss) income	(3,253)	377	(507)	8,338
Interest expense, net	1,673	435	5,102	1,387
(Benefit) provision for income taxes	(375)	(321)	(227)	721
Depreciation and amortization	3,732	2,930	10,894	8,571
EBITDA	1,777	3,421	15,262	19,017
Pre-opening expenses	3,097	2,684	6,005	3,833
Stock-based compensation	1,244	1,001	3,798	2,791
COVID-19 related expenses	—	—	—	2,534
Lease termination expense (1)	—	—	—	255
Non-cash rent expense (2)	(126)	(75)	(279)	(160)
Other expenses	128	51	480	51
Adjusted EBITDA	6,120	7,082	25,266	28,321
Adjusted EBITDA attributable to noncontrolling interest	(72)	(56)	(326)	77
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$6,192	$7,138	$25,592	$28,244

(1)	Lease termination expense are costs associated with closed, abandoned and disputed locations or leases.
(2)	Non-cash rent expense is included in owned restaurant operating expenses and general and administrative expense on the consolidated statements of operations and comprehensive income.

Restaurant Operating Profit. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses.

We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance, and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to our competitors. We use these metrics to facilitate a comparison of our operating performance on a consistent basis from period to period, to analyze the factors and trends affecting our business and to evaluate the performance of our restaurants.

The following table presents a reconciliation of Operating (loss) income to Restaurant Operating Profit for the period indicated (in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Operating (loss) income as reported	$(1,955)	$491	$4,368	$10,446
Management, license and incentive fee revenue	(3,184)	(3,482)	(10,631)	(11,342)
General and administrative	7,280	6,447	22,803	20,587
Depreciation and amortization	3,732	2,930	10,894	8,571
Pre-opening expenses	3,097	2,684	6,005	3,833
COVID-19 related expenses	—	—	—	2,534
Lease termination expense	—	—	—	255
Other expenses	128	51	480	51
Restaurant Operating Profit	$9,098	$9,121	$33,919	$34,935
Restaurant Operating Profit as a percentage of owned restaurant net revenue	12.3%	13.1%	14.6%	16.1%

Restaurant Operating Profit by brand is as follows (in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
STK restaurant operating profit (Company owned)	$6,928	$7,237	$25,984	$25,519
STK restaurant operating profit (Company owned) as a percentage of STK revenue (Company owned)	17.0%	18.5%	19.5%	21.0%
Kona Grill restaurant operating profit	$2,293	$1,915	$8,188	$9,544
Kona Grill restaurant operating profit as a percentage of Kona Grill revenue	7.0%	6.4%	8.4%	10.1%

Adjusted Net (Loss) Income. We define Adjusted Net (Loss) Income as net (loss) income before COVID-19 costs, lease termination expenses, one-time stock-based compensation, non-recurring costs, non-cash rent during the pre-opening period and the income tax effect of any adjustments.

We believe that Adjusted Net (Loss) Income is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain one-time expenses that are not reflective of the underlying business performance. Adjusted Net (Loss) Income is included in this press release because it is a key metric used by management, and we believe that it provides useful information facilitating performance comparisons from period to period. Adjusted Net (Loss) Income has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Net (loss) income attributable to The One Group Hospitality, Inc. as reported	$(3,098)	$482	$76	$8,455
Adjustments:

COVID-19 related expenses	—	259	—	2,793
Non-cash and other pre-opening expenses(1)	545	1,721	2,093	1,945
Other expenses	128	189	480	668
Adjusted net (loss) income before income taxes	(2,425)	2,651	2,649	13,861
Income tax effect on adjustments(2)	(10)	(296)	(129)	(1,576)
Adjusted net (loss) income attributable to The One Group Hospitality, Inc.	$(2,435)	$2,355	$2,520	$12,285
Adjusted net (loss) income per share: Basic	$(0.08)	$0.07	$0.08	$0.38
Adjusted net (loss) income per share: Diluted	$(0.08)	$0.07	$0.08	$0.36

Shares used in computing basic (loss) income per share	31,515,011	32,663,549	31,657,761	32,496,780
Shares used in computing diluted (loss) income per share	31,515,011	33,921,498	32,642,893	34,062,661

(1)	Non-cash and other pre-opening expenses relate to non-cash rent expense and costs for our new store training teams unrelated to new restaurant openings.
(2)

Reflects the tax expense associated with the adjustments for the three and nine months ended September 30, 2023, and September 30, 2022. The Company uses its estimated effective tax rate for the current year and for the previous year.